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                                                                     EXHIBIT 4.9

                         [NAME OF SUBSIDIARY GUARANTOR]

                                   GUARANTEE

     GUARANTEE, dated as of January    1996, made by [NAME OF SUBSIDIARY
GUARANTOR], a [Liberian] [Bahamian] corporation (the "Guarantor"), in favor of United States Trust Company of New York, a bank and trust company organized under the New York Banking Law (the "Trustee"), as Trustee pursuant to, and for the benefit of the Holders of the Securities (as defined in the Indenture hereinafter defined) issued under, that certain Indenture, dated as of the date hereof, among Teekay Shipping Corporation, a Liberian Corporation (the "Company"), certain of the Company's subsidiaries named therein (the "Guarantors") and the Trustee (the "Indenture"; terms used herein and not otherwise defined herein being used herein as defined in the Indenture).

     The Company, the Guarantors and the Trustee have entered into the Indenture to secure, among other things, payment of the principal of (and premium, if any) and interest on all the Securities issued and to be issued under the Indenture. Securities, in an aggregate principal amount of $225,000,000, have been
authorized under the Indenture and designated the    % First Preferred Ship
Mortgage Notes, the form of which is included in the Indenture, which Securities are originally being executed, authenticated and delivered on the date hereof. The Guarantor, a wholly owned subsidiary of the Company, in order to guarantee the payment of the principal of (and premium, if any) and interest on the Securities, and the payment of all fees, expenses and other sums of money from time to time payable by the Company under the Indenture, and the payment of all sums of money payable by the other Guarantors under their respective Subsidiary Guarantees and Guarantor Security Documents (collectively, the "Obligations"), and to guarantee as well the performance and observance of all agreements, covenants and provisions contained in this Guarantee and of the Company and the Guarantors in the Indenture and the Security Documents, has duly authorized the execution and delivery of this Guarantee.

     In order to induce the Trustee to enter into the Indenture and the transactions contemplated thereby and the Holders to accept the Securities, the Guarantor hereby agrees as follows:

     SECTION 1. Guarantee. The Guarantor hereby unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the Obligations and performance and observance of all agreements, covenants and provisions contained in this Guarantee and the Indenture, and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee in enforcing any rights under this Guarantee or the Indenture. Without limiting the generality of the
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foregoing, the Guarantor's liability shall extend to all amounts which constitute part of the Obligations and would be owed by the Company under the Indenture but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

     SECTION 2. Guarantee Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Trustee with respect thereto. The obligations of the Guarantor under this Guarantee are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guarantee, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions. The liability of the Guarantor under this Guarantee shall be absolute and unconditional irrespective of:

          (i) any lack of validity or enforceability of any Obligation or any other agreement or instrument relating thereto;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Indenture or any Security or any other agreement or instrument delivered pursuant or relating thereto, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Company or any of its subsidiaries or otherwise;

          (iii) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Obligations;

          (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Company or any of its subsidiaries;

          (v) any change, restructuring or termination of the corporate structure or existence of the Company or any of its subsidiaries; or

          (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company or a Guarantor;

provided, however that, notwithstanding the foregoing, the liability of the Guarantor under this Guarantee shall not exceed the greatest of (a) 95% of the Adjusted Net Assets of the

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Guarantor on the date of delivery hereof, (b) 95% of the Adjusted Net Assets of the Guarantor on the date of any payment hereunder and (c) the total amount of the proceeds received by the Guarantor from the Company from the sale of the Securities. "Adjusted Net Assets" of the Guarantor at any date means the lesser of (i) the amount by which the fair value of the property of the Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities, but excluding liabilities under this Guarantee, of the Guarantor at such date and (ii) the amount by which the present fair saleable value of the assets of the Guarantor at such date exceeds the amount that will be required to pay the probable liability of the Guarantor on its debts, excluding debt in respect of this Guarantee, as they become absolute and matured.

     This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

     SECTION 3. Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guarantee and any requirement that the Trustee protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Company or any other person or entity or any collateral.

     SECTION 4. Subrogation. The Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Guarantor's Obligations under this Guarantee or the Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Trustee against the Company, any other Guarantor, or a Vessel, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any other Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full of the Obligations and all other amounts payable under this Guarantee and the Stated Maturity, such amount shall be held in trust for the benefit of the Trustee and shall forthwith be paid to the Trustee to be credited and applied to the Obligations and other amounts payable under this Guarantee, whether matured or unmatured, in accordance with the terms of the Indenture, or to be held as collateral for any Obligations or other amounts payable under this Guarantee thereafter arising. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that the waiver set forth in this subsection is knowingly made in contemplation of such benefits.

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     SECTION 5.  Taxes.  In the event that the Guarantor is required by any applicable law to make, with respect to any payment to be made pursuant to this Guarantee, any deduction or withholding for or on account of any taxes, assessments or other governmental charges imposed on such payment by any governmental or taxing authority (other than the United States of America or any political subdivision or taxing authority thereof or therein, including the Commonwealth of Puerto Rico, any territory or possession of the United States of America or other area subject to its jurisdiction), the Guarantor shall pay such additional amount as may be necessary in order that the net amount received by the Trustee in respect of such payment will be not less than the amount of the payment the Trustee would have received had no deduction or withholding been required; provided, however, that the Guarantor shall not be required to pay any additional amount on account of a tax, assessment or other governmental charge imposed by reason of any present or former connection between a Holder of Securities (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the governmental or taxing authority, including without limitation such Holder (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder) having been a citizen or resident thereof or treated as a resident thereof or being or having been engaged in a trade or business therein or having or having had a permanent establishment therein.

     SECTION 6. Consent to Jurisdiction. (a) The Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof, for the purposes of (and solely for the purposes of) any suit, action or other proceeding arising out of or relating to this Guarantee or any of the transactions contemplated hereby, and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court. The Guarantor hereby (to the fullest extent it may effectively do so) irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper, or that this Guarantee or the subject matter hereof may not be enforced in such courts. The Guarantor hereby irrevocably appoints Haight Gardner, Poor & Havens (the "Process Agent"), with an office on the date hereof at 195 Broadway, New York, New York 10007, United States, as its agent to receive on behalf of the Guarantor and its property service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding and in any suit, action or proceeding arising out of or relating to any other Security Document to which the Guarantor is a party. Such service may be made by mailing or delivering a copy of such process to the Guarantor in care of the Process Agent at the Process Agent's above address, and the Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Guarantor also irrevocably

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consents to the service of any and all process in any such suit, action or proceeding by the mailing of copies of such process to the Guarantor at its address specified in Section 9. The Guarantor agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (b) Nothing in this Section shall affect the right of the Trustee to serve legal process in any other manner permitted by law or affect the right of the Trustee to bring any action or proceeding against the Guarantor or its property in the courts of any other jurisdiction.

     SECTION 7. Representations and Warranties. The Guarantor hereby represents and warrants that (a) the execution, delivery and performance of this Guarantee are within its corporate powers, have been duly authorized by all necessary action, including, without limitation, authorization by its sole shareholder, and do not contravene any law of any country or any contractual restriction binding on or affecting the Guarantor; (b) no authorization or approval (including exchange control approval) or other action by, and no notice to or filing with, any governmental authority or regulatory body in any country is required for the due execution, delivery and performance by the Guarantor of this Guarantee; (c) this Guarantee is a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms;
(d) there is no pending or threatened action or proceeding affecting the Guarantor or any of its subsidiaries before any court, governmental agency or arbitrator in any country, which may materially adversely affect the financial condition or operations of the Guarantor or any such subsidiary; and (e) there is no tax, levy, impost, deduction, charge or withholding imposed by the [Republic of Liberia] [Commonwealth of the Bahamas] or any political subdivision or taxing authority thereof either (i) on or by virtue of the execution or delivery of this Guarantee or (ii) on any payment which may be made by the Guarantor hereunder.

     SECTION 8. Amendments, Etc. No amendment or waiver of any provision of this Guarantee, and no consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 9. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telephonic telecopier, telex or cable communication) and mailed, telephonically telecopied, telexed, cabled or delivered to it, if to the Guarantor, at its address specified in the Indenture, and if to the Trustee, at its address specified in the Indenture, or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and other

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communications pursuant to this Guarantee shall be effective (i) if sent by telex, cable or telephonic telecopier, upon transmission to the intended addressee, whether or not receipt is acknowledged, and (ii) if delivered by hand (including by independent courier service) upon delivery to the addresses and
(iii) if sent by first-class mail, postage prepaid, on the fifth (5th) calendar day after the date of mailing.

     SECTION 10. No Waiver; Remedies. No failure on the part of the Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 11. Continuing Guarantee; Assignments. This Guarantee is a continuing guarantee and shall (i) remain in full force and effect until (x) the payment in full of the Obligations and all other amounts payable under this Guarantee or (y) the Termination and Release shall have occurred, (ii) be binding upon the Guarantor, it successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Trustee and its successors, transferees and assigns.

     SECTION 12. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

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     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                            [NAME OF SUBSIDIARY GUARANTOR]

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

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